EXHIBIT 10.18

Business Operating Agreement

The business operating agreement (hereinafter “this agreement”) is entered into between the following Parties (hereinafter “the parties to this agreement”) on July 20th, 2008 in Qingdao, China.

Party A: Shengyuan Nutritional Food Co., Ltd.
Address:

Party B:
Address: Beijing Shengyuan Huimin Technology Service Co., Ltd.

Party C:
Jibin Zhang, ID No: 370223196408110032
Address:

Yunpeng Jiang, ID No: 231026196305045811

Whereas:

1.
Validly existing and lawfully established within the territory of the People’s Republic of China, Party A is an exclusively foreign-owned enterprise, whose lawful registration certificate number is___:

2.	Party B is company with limited liability registered in Beijing and its legal and effective registration No. is ___;

3.
Party A and Party B have established business relations by signing Exclusive Consulting and Service Agreement and other agreements. Party B should effect various payments to Party A under the terms of this agreement. Therefore, Party B’s daily business activities will have material influence on the Party A’s ability to effect the corresponding payments;

4.	Each member of Party C is the shareholder of Party B (hereinafter “shareholder”), among which Jibin Zhang holds 50% equity and Yunpeng Jiang holds 50% equity.

Therefore, after friendly consultations between both Parties on the principle of mutual benefit, the Parties hereby agree as follows:

1.	Inaction obligation

To ensure Party B’s performance of the various agreements signed with Party A and undertake various obligations, Party B and shareholders hereby confirm and agree that unless the prior written consent of Party A or other parties indicated by Party A, Party B will not make any transactions which will effect materially the assets, business, personnel, obligations, rights or company operation, including but not limited to the followings:

1.1	Take any activities beyond the normal scope of company’s business activities of the company or operate the company’s business consistent with the past and in the usual manner;

1.2	Borrow the loans from any third Party or undertake any debts;

1.3	Change or depose any board of the directors or replace any senior administrator;

1.4	Sell or obtain or otherwise dispose in other ways any assets or rights with the amounts excess 200,000 RMB, including but not limited to any intellectual property rights;

1.5	Provide its assets or intellectual property rights guarantee to any third-party or any other form of guarantee or set any other rights on the company’s assets;

1.6	Amend the company’s regulations or change the business operations or business scope;

Change the company’s normal operating procedures or modify any significant internal rules and regulations; transfer the rights and obligations under this agreement to any third party; make significant adjustments to its business model, marketing strategy, management policy or customer relationship; distribute the dividend and bonus in any way.

2.	Management and personnel arrangement

2.1
Party B and shareholders hereby agree to accept from time to time to provide recommendations for the appointment and dismissal of employees, the company’s daily management and financial management systems, and strictly enforced.

2.2
Party B and shareholders hereby agree that shareholders will elect Party B’s designated candidate for director in accordance with the laws, regulations and procedures stipulated in the company’s rules and impel the elected director to elect the company’s board chairman according to the candidates recommended by Party A, and appoint the person designated by Party A as Party B’s general manager, chief financial officer and other senior management personnel.

2.3
If the above-mentioned Party A’s designated director or senior management leave the Party A, whether resigning or being dismissed by Party A, both of them will also lose the qualification for any position in the Party B. In such cases, the shareholders will immediately dismiss these people, and elect and hire other personnel designated by Party A to undertake this position.

2.4
For the purposes of clause 2.3, the shareholders will take all necessary internal and external procedures to finish the above dismissal and appointment procedure in accordance with the laws, regulations and the provisions of this agreement.

2.5
Shareholders hereby agree that the contract content should be attached as one of the Annex I to the power of attorney. According to the proxy, shareholders will irrevocably authorize personnel designated by Party A to exercise their rights on their behalf and enjoy all the voting rights of shareholders in the name of shareholders at Party B’s shareholders meeting. Shareholder further agrees that it will change the duly authorized person in the above power of attorney at any time in accordance with the requirements of Party A.

3.	Other agreements

3.1	If any of the agreements between Party A and Party B terminates or expires,

Party B will be entitled to terminate all the agreements between Party A and Party B, including but not limited to Exclusive Consulting and Service Agreement.

3.2
In view of Party A and Party B have established business relationship by signing Exclusive Consulting and Service Agreement, Party B’s daily operations will have material influence on the Party A’s ability to effect corresponding payments.

Shareholders consent that any bonus, dividend, distribution or any other interest or benefit (regardless of its specific form) which they get as a shareholder of Party B, when realized should be paid to or voluntarily conveyed to Party A without any conditions and provide or take all necessary documents or actions which are needed for realizing this payments or transfer in accordance with the requirements of Party A

4.	All agreements and agreement amendments

4.1
This Agreement and all its mentioned or expressly contained agreements and / documents constitute the entire agreements reached by the parties on the subject matter and supersedes all prior oral and written agreements, contracts, understanding and communication, concerning the subject matter of this agreement.

4.2
Any amendment to this Agreement shall be valid only by getting the written agreement signed by the parties. The amended and supplementary agreements of this agreement with all the appropriate signature are in integral part of this agreement and have the same legal effect of this agreement.

5.	Governing law

The signing, effectiveness, performance, interpretation and dispute resolution of this agreement shall be governed and interpreted by the laws of PRC.

6.	Resolution of disputes

6.1
In case of the parties to this agreement disagree with the interpretation and performance of the clause under this agreement resort to friendly negotiation. If the negotiation fails, any party may submit the dispute to the China international economic trade arbitration committee to arbitrate according to the effective arbitration tribunal. The place of arbitration is in Beijing and the arbitration language is Chinese. The arbitration award should be final and binding on both parties.

6.2
In addition to the matters which the parties have disputes, all parties should be on the principle of good faith to continue to perform their respective obligations in accordance with the provisions of this agreement.

7.	Notice

The parties to the agreement shall give notifications for the implementation of the rights and obligations under this agreement in the written form and deliver to the concerned party or parties of the following address in person, registered mail, postage prepaid mail, recognized courier service, or fax.

Party A: Shengyuan Nutritional Food Co., Ltd.

Address:
Fax:
Telephone:
Addressee:

Party A: Beijing Shengyuan Huimin Technology Service Co., Ltd.
Address:
Fax:
Telephone:
Addressee:

Party C:

Jibin Zhang
Address:
Fax:
Telephone:
Addressee:

Yunpeng Jiang
Address:
Fax:
Telephone:
Addressee:

8.	Agreements enter into force, duration and others

8.1
Party B’s written consent, suggestions, appointments and other decisions which have important effects on Party B’s daily operations involved in this agreement should be put forward by Party B’s board of directors.

8.2
The agreement shall be signed and valid on the date indicated in the beginning part of the document. Unless Party A terminates this Agreement in advance, this agreement shall be valid for ten years and enter into force from the signing date. Before the expiry of this Agreement, if Party A requests, both parties should extend the term of this Agreement based on the Party A’s request, and sign business agreements or continue to perform this Agreement according to Party B’s request.

8.3
In the term of this agreement, Party B and shareholders shouldn’t terminate the agreement in advance. Party A is entitled to terminate the agreement by giving prior 30 days written notice to the Party B and shareholders.

8.4
The parties hereby acknowledge this agreement as a fair agreement based on equality and mutual benefit. If any provision of this Agreement by the applicable laws and regulations is deemed as illegal or unenforceable, then that provision shall be deleted from this agreement, and cease to be effective, but other provisions of this Agreement are still valid and should be regarded as not including this article from the beginning. The parties shall consult each other and use mutually acceptable, legitimate and effective provisions to replace the deleted provision.

8.5
Either party unable to exercise any right, power or privilege under this agreement, shall not be deemed as a waiver. The single or partial exercise of any right, power or privilege shall not exclude the exercise of any other right, power or privilege.

Whereas, the authorized representative of each parties has signed the agreement at the date indicated in the beginning part to witness whereof.

(No text in this page and it is the signed page of Business Operating Agreement)

Party A: Shengyuan Nutritional Food Co., Ltd.

Authorized representative: /s/ Liang Zhang

Party B: Beijing Shengyuan Huimin Technology Service Co., Ltd.
Authorized representative: /s/ Maosheng Li

Party C:

Jibin Zhang
/s/ Jibin Zhang

Yunpeng Jiang
/s/ Yunpeng Jiang

Annex I: Power of Attorney
Power of Attorney

The shareholders of Beijing Shengyuan Huimin Technology Service Co., Ltd. (hereinafter “Shengyuan Huimin”), Jibin Zhang and Yunpeng Jiang together hold 100% equity of Shengyuan Huimin. I consent to transfer the corresponding shareholder rights of what I hold 50% equity of Shengyuan Huimin to Shengyuan Nutritional Food Co., Ltd. (hereinafter as “Shengyuan Nutrition”). I hereby irrevocably authorize the authorized exercise the following rights in the valid term of this power of attorney.

The duly authorized representative, on behalf of the authorizer, in the name of the authorizer as the shareholder of holding 50% Shengyuan Huimin equity, is entitled all the shareholder rights in accordance with the law and company’s regulations, including but not limited to: the rights of proposing to hold the meeting, receiving the notice of any the shareholder meeting and the procedures, participating the Shengyuan Huimin shareholder meeting and exercising the whole vote rights as holding 50% equity (including the appointment of the authorized representative, boarder, the general manager, financial chief and other senior management personnel in the Shengyuan Huimin shareholder meeting and other items like dividends), [  ]% equity of Shengyuan Huimin sale or transfer.

The authorized representative has the right to designate the person appointed by the board of directors (or executive director) to exercise all the rights of the authorized under this power of attorney.

Unless the premature termination of the Business Operating Agreement for any reasons signed by Shengyuan Huimin, Shengyuan Nutrition and the author, the term of this power of attorney is 10 years and shall enter into effect from the signing date. When the power of attorney expires, if the Shengyuan Nutrition requests, the author will extends the term of the power of attorney according to the request of Shengyuan Nutrition.

(No text in this page and it is the signed page of Business Operating Agreement)

Authorizer:	( )

___M___D__Y

Authorized:

Shengyuan Nutrition Food Co., Ltd.

Authorized representative
( )

___M___D__Y